Exhibit 23

Consent of Cobitz, VandenBerg & Fennessy

Cobitz, VandenBerg & Fennessy
CERTIFIED PUBLIC ACCOUNTANTS
9944 S. Roberts Road • Suite 202
Palos Hills, Illinois 60465
―
(708) 430-4106 • FAX (708) 430-4499

INDEPENDENT AUDITOR’S CONSENT

We hereby consent to the incorporation by reference and use of our report, dated February 15, 2008 on the consolidated financial statements of AMB Financial Corp. which appears in AMB Financial Corp.’s Annual Report of Shareholders and Form 10-KSB for the year ended December 31, 2007.

March 26, 2008
Palos Hills, Illinois